EXHIBIT 10.9

                          PERFORMANCE GUARANTEE

                                    by

                       READING & BATES CORPORATION

                                in favour of

                                 BRITOIL plc
=============================================================================

  THIS PERFORMANCE  GUARANTEE is  made the 8th  day of  September 1995  and given BY:

  (1) READING & BATES CORPORATION, a company organised under the laws of Delaware whose principal place of business is at 901 Threadneedle, Suite 200, Houston, Texas 7707-2902, United States of America ("the Guarantor");

  IN FAVOUR OF

  (2) BRITOIL plc, (registered number 77750) whose registered office is at Burnside Road, Farburn Industrial Estate, Dyce, Aberdeen AB2 OPB ("the Company").

  WHEREAS:

  (A) The Company has entered into the Services Agreements with the Contractor of even date herewith,

  (B) The Contractor has certain actual and contingent liabilities in terms of the Services Agreements to make payment of sums to the Company and to perform certain other obligations in terms thereof;

  (C) The Guarantor is the ultimate parent company of the Contractor and the Guarantor has agreed (it being in its best commercial interests to do so) to enter into this Guarantee in respect of the Guaranteed Obligations.

  NOW THIS DEED WITNESSETH as follows:

  1.   INTERPRETATION

  1.1 In this Guarantee, unless otherwise defined or provided for in this Guarantee, words and expressions shall have the following meanings:-

       "Guaranteed Obligations"  has the  meaning ascribed  to it  in Clause
       2.1;

       "the Contractor" shall mean Reading & Bates (Caledonia) Limited a company registered in England (number 1591065) whose registered office is at Harman House, 1 George Street, Uxbridge, Middlesex UB8 lQQ;

       "the Initial Services Agreement" means the initial Services Agreement (number 101237) between the Company and the Contractor dated of even date herewith in respect of the provision of construction support vessel services for Foinaven Development to the Company as the same shall from time to time be amended;

       "the Long Term Services Agreement" means the Heads of Agreement for the provision of vessel services dated of even date herewith between the Company, the Contractor and the Guarantor and the agreement between the Company, the Contractor and the Guarantor to be entered into pursuant to the said Heads of Agreement in replacement thereof, as the same shall from time to time be amended;

       "the Services Agreements" means the Initial Services Agreement and the Long Term Services Agreement;

       "Tax" shall be construed so as to include all present and future taxes, charges, imposts, duties, royalties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever or monetary agency or European Communities institution, in each case whether in the United Kmgdom or elsewhere, together with any penalties, additions, fines, surcharges or interest relating thereto, and "Taxes" and "Taxation" shall be construed accordingly.

  1.2  In this Guarantee:

       (a) references to Clauses are to be construed as references to the Clauses of this Guarantee, references to sub-clauses shall unless otherwise specifically stated be construed as references to the sub-clauses of the Clause in which the reference appears;

       (b) references to this Guarantee (or to any specified provisions of this Guarantee) or to any other document shall be construed as references to this Guarantee, that provision or that document as in force for the time being and as amended or novated or supplemented in accordance with its terms, or, as the case may be, with the agreement of the relevant parties;

       (c) words importing the plural shall include the singular and vice versa;

       (d)  references  to  a   person  shall  be  construed  as   including
            references to an individual, form or company;

       (e) references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

       (f) Clause headings are for ease of reference only and shall not affect the constuction of this Guarantee.

  2.   GUARANTEE

  2.1 The Guarantor (as a primary obligor and not merely as a surety) at the request of the Contractor hereby irrevocably and unconditionally guarantees to the Company:

       (a) the due and punctual payment to the Company by the Contractor of all amounts which the Contractor is or shall become obliged to pay to the Company pursuant to the Services Agreements to the intent that if and whenever the Contractor shall default in providing on the due date any such amount to the Company the Guarantor shall forthwith on first written demand therefor being made by the Company for any such amounts unconditionally pay to the Company the moneys in regard to which default shall have been made (including interest thereon from the due date of such payment until payment thereof both before and after any judgement at the rates due in terms of the Services Agreements) and otherwise on the terms provided for under the Services
            Agreements: Provided that the maximum liability of the Guarantor under this Guarantee in relation to the payment of liquidated damages in terms of:

            (i) Clause 32 of the Initial Services Agreement shall be restricted to an aggregate of five hundred thousand US Dollars ($500,000); or

            (ii) following termination of the Initial Services Agreement Clause 15 of the Long Term Services Agreement (and the equivalent clause in the agreement to follow thereon) shall be restricted to an aggregate of three million US Dollars ($3,000,000); and

       (b) the due and punctual performance by the Contractor of all other terms, covenants, stipulations and obligations contained in the Services Agreements but only to the extent that the liquidated damages referred to in Clause 2. 1 (a) above have not been made to the Company by the Guarantor.

       The obligations on the part of the Contractor under the Services Agreements to pay such sums and to perform such terms, covenants, stipulations and obligations are referred to as "Guaranteed Obligations" in this Guarantee.

  2.2 Payment under this Guarantee will (where appropriate) be made in the currency in which the relevant Guaranteed Obligation shall become payable in terms of the Services Agreements.

  3.   CONTINUING AND ADDITIONAL SECURITY

  3.1 This Guarantee is a continuing security and shall remain in full force and effect until all the Guaranteed Obligations have been discharged or satisfied in full notwithstanding the liquidation or other incapacity or any change in the constitution of the Contractor or of the Guarantor or in the name and style of either of them or any settlement of account or other matter whatsoever.

  3.2 This Guarantee is in addition to and shall not merge with or otherwise prejudice or affect or be prejudiced by any other right, remedy, guarantee, indemnity or security and may be enforced without first having recourse to the same or any other bill, note, mortgage, charge, pledge or lien now or hereafter held by or available to the Company.

  4.   MATTERS NOT TO REDUCE THE GUARANTOR'S LIABILITY

  4.1 If any purported obligation or liability of the Contractor under the Service Agreements which, if valid, would have been the subject of this Guarantee is not or ceases to be valid or enforceable on any ground whatsoever (whether or not known to the Company) (including, but not limited to, any defect in or want of powers of the Contractor or irregular exercise thereof or lack of authority by any person apparently authorised to act on behalf of the Contractor or any legal or other limitation (whether under the Limitation Act 1980 or otherwise), disability, incapacity or any change in the constitution of or any amalgamation, reconstruction or liquidation of the Contractor), the Guarantor shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and as if the Guarantor were the principal debtor in respect thereof. The Guarantor hereby agrees to keep the Company fully indemnified in accordance with the terms of this Guarantee in the relevant currency as specified in Clause 2.2 or in the case of a non-monetary obligation or liability, in British Pounds Sterling against all damages, losses, costs and expenses arising from any failure of the Contractor to carry out any such purported obligation or liability save in respect of the liquidated damages referred to in Clause 2.1 (a) above which shall be payable in US Dollars.

  4.2 The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or diminished by reason of:

       (a) any time being given by the Company to the Contractor or to any surety, or by any other indulgence or concession granted by the Company to the Contractor or to any surety in respect of (or any variation or waiver of) any of the Guaranteed Obligations or any obligations of any surety (whether the same be made with the Guarantor's consent or not); or

       (b) the taking, holding, varying, non-enforcement or release by the Company of any present or future guarantee, or security; or

       (c) any present or future guarantee, indemnity or security being or becoming wholly or partially void, voidable or unenforceable on any ground whatsoever,

            or

       (d) any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of guarantor or by anything done or omitted which but for the provision might operate to exonerate the Guarantor; or

       (e) any other act or thing whatsoever done or omitted or neglected to be done by the Company in relation to the Guaranteed Obligations.

  5.   NO COMPETITION

       Until all the Guaranteed Obligations have been paid, discharged or satisfied in full, the Guarantor waives all rights of subrogation and indemnity against the Contractor in respect of Guaranteed Obligations and agrees not to share in any security held or monies received by the Company on account of such liabilities or to claim or prove in competition with the Company in the liquidation of the Contractor (or its equivalent in any relevant jurisdiction) in respect of any monies paid by the Guarantor to the Company under this Guarantee. If the Guarantor receives any payment or other benefit or exercises any set-off or counterclaim or otherwise acts in breach of this Clause, anything so received and any benefit derived directly or indirectly by the Guarantor therefrom shall be held in trust for the Company.

  6.   DISCHARGE TO BE CONFIDENTIAL

       Any release, discharge or settlement between the Guarantor and the Company shall be conditional upon no security, disposition or payment to the Company by the Contractor or any other person in respect of the Guaranteed Obligations being void, set aside or ordered to be refunded pursuant to any enactment or law in relation to bankruptcy, liquidation or insolvency (or its equivalent in any relevant jurisdiction) or for any reason whatever, and if such condition shall not be fulfilled the Company shall be entitled to enforce this Guarantee as if such release, discharge or settlement had not occurred and any such payment had not been made.

  7.   ENFORCEMENT

  7.1  The Company shall not be obliged before taking  steps to enforce this
       Guarantee:

       (a) to take any action or obtain judgement in any court against the Contractor or any other person;

       (b) to make or file any claim in any bankruptcy or liquidation (or its equivalent in an relevant jurisdiction) of the Contractor or of any other person;

       (c) to make, enforce or seek to enforce any claim against the Contractor or any other person under any security or other document, agreement or arrangement;

            or

       (d) to enforce against and/or realise (or seek so to do) any security that it may have in respect of all or any part of the Guaranteed Obligations.

  8.   PAYMENT AND WITHHOLDINGS

  8.1 All sums due and payable by the Guarantor under this Guarantee shall be made in full without set-off or counterclaim and free and clear of and (subject as provided in Clause 8.2) without deduction for or on account of any future or present Taxes.

  8.2  If:

       (a) the Guarantor is required by any law to make any deduction or withholding from any sum payable by the Guarantor to the Company hereunder, or

       (b) the Company is required by law to make any payment on account of Tax (other than Tax on its overall net income) or otherwise on or in relation to any amount received or receivable by the Company hereunder;

       then the sum payable by the Guarantor in respect of which such deduction, withholding or payment is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction, withholding or payment (and after taking account of any deduction, withholding or payment which is required to be made as a result of their increase) the Company receives and retains a net sum equal to the sum which it would have received and so regained had no such deduction, withholding or payment had been made.

  9.   WAIVER

       No  failure on the part  of the Company to  exercise, or delay on its part in exercising any of its rights, powers and remedies provided by this Guarantee or by law shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, powers and remedies preclude any further or other exercise of such rights, powers and remedies.

  10.  INDEMNITY

       The Guarantor hereby agrees to indemnify (save insofar as otherwise indemnified hereunder) the Company on demand against all losses, actions, claims, costs, charges, expenses and liabilities incurred or sustained by the Company in any enforcement of this Guarantee or occasioned by any breach by the Guarantor of any of its covenants or obligations to the Company under this Guarantee.

  11.  PROVISIONS SEVERABLE

       Every provision contained in this Guarantee shall be severable and distinct from every other such provision and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining such provisions shall not in any way be affected thereby.

  12.  REPRESENTATIONS AND WARRANTIES

  12.1    The Guarantor hereby represents and warrants to the Company that:

       (a) the Guarantor is a company incorporated under the laws of the State of Delaware, United States of America and possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

       (b) the Guarantor has power to execute, deliver and perform its obligations under this Guarantee and to carry out the transactions contemplated hereby, and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

       (c)  the   obligations  of   the  Guarantor   under   this  Guarantee
            constitute its legal, valid and binding obligations and are in full force and effect in accordance with their terms;

       (d) the execution, delivery and performance by the Guarantor of this Guarantee does not and will not:

          (i) contravene any applicable law or regulation or any order of any competent governmental or other official authority, body or agency or any judgement, order or decree of any court having jurisdiction over the Guarantor;

          (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or any licence or other authorisation to which the Guarantor is subject or by which the Guarantor or any of its property is bound; or

          (iii)  contravene   or  conflict   with  the   provision   of  the
                 Guarantor's Restated Certificate of Incorporation and By-laws.

  13.  AMENDMENTS

       No amendments or waiver of any provision of this Guarantee and no consent to any departures by the Guarantor therefrom shall be effective unless the same shall be in writing and signed or approved in writing by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  14.  CONTINUATION OF GUARANTEE

  14.1 Subject to Clause 14.2, this Guarantee shall remain in full force and effect notwithstanding the termination of the Services Agreements or any amendments or variations from time to time thereto.

  14.2 This Guarantee may be terminated by the Guarantor serving a notice to such effect on the Company at any time after the fulfilment by the Contractor of the Guaranteed Obligations.

  15.  EVIDENCE

       A certificate by an officer of the Company:

       (i) as to the amount for the time being due to the Company from the Contractor;

            and

       (ii) as to any sums payable to the Company hereunder;

       shall (save in the case of manifest error) be conclusive and binding upon the Guarantor for all purposes.

  16.  NOTICES

  16.1 A demand or notice hereunder shall be made in writing and may be made by letter, recorded delivery or facsimile.

  16.2 Any such demand or notice shall (unless the Guarantor or the Company has, by seven (7) days' written notice received by the Company or the Guarantor respectively as the case may be, specified another address) be delivered by hand or shall be sent by letter, recorded delivery, telex or facsimile addressed to the Guarantor or the Company as the case may be at the address set out below:-

        Reading & Bates Corporation
        901 Threadneedle
        Suite 200
        Houston
        Texas 77079
        USA

        Attention:           President
        Facsimile:           001-713 496 0285

        Britoil plc
        Burnside Road
        Farburn Industrial Estate
        Dyce
        Aberdeen AB2 0PB

        Attention:         Manager, Commercial
        Facsimile:        0171 496 4630

  16.3 All notices delivered by recorded delivery or hand or sent by telex or facsimile shall be effective when received at the recipient's address as aforesaid.

  16.4 Any notice given by telefax or facsimile transmission shall (unless already acknowledged) be subsequently confirmed by letter sent by recorded delivery or by hand but without prejudice to the validity of the original notice if received.

  17.   GOVERNING LAW

  17.1 This Guarantee shall be governed by and construed in accordance with English law.

  17.2 To the extent that (if at all) the Guarantor may in any jurisdiction in which proceedings may at any time be taken for the enforcement of this Guarantee claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process and to the extent (if at all) that in any such jurisdiction there may be attributed to the Guarantor or its assets any such immunity (whether or not claimed), the Guarantor irrevocably agrees not to claim and irrevocably and unconditionally waives such immunity to the fullest extent permitted by the laws of such jurisdiction and consents in respect of each jurisdiction in which proceedings may at any time be taken for enforcement of this Guarantee to the enforcement or execution or any order or judgement that may be made or given against it in any such proceedings.

  IN WITNESS WHEREOF the Guarantor has executed and delivered this Guarantee as a deed the day and year first above wntten.



  EXECUTED and DELIVERED as a DEED BY
  READING & BATES CORPORATION
  acting by its authorised Attorney
  in the presence of:-